UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

AMENDMENT NO. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2010

Access Plans, Inc.
(Exact name of registrant as specified in its charter)

OKLAHOMA	000-30099	27-1846323
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 36th Avenue NW, Suite 105, Norman, OK	73072
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 579-8525

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements

Employment Agreements

On May 28, 2010, Access Plans, Inc. and Danny C. Wright, Chief Executive Officer, executed an amendment to Mr. Wright’s employment agreement increasing the annual basic compensation to $325,000 effective May 1, 2010. The amendment additionally substitutes Access Plans, Inc. as a party to the agreement replacing Alliance HealthCard, Inc. and AHC-Benefit Marketing Acquisition, Inc. as the employer. This change reflects the December 7, 2009 change in the corporate structure making Access Plans, Inc. the parent of Alliance HealthCard, Inc. The amendment did not otherwise alter or modify the terms of Mr. Wright’s employment agreement which was entered into on February 28, 2007.

On May 28, 2010, Access Plans, Inc. and Brett Wimberley, President and Chief Financial Officer, executed an amendment to Mr. Wimberley’s employment agreement increasing the annual basic compensation to $300,000 effective May 1, 2010. The amendment additionally substitutes Access Plans, Inc. as a party to the agreement replacing Alliance HealthCard, Inc. and AHC-Benefit Marketing Acquisition, Inc. as the employer. This change reflects the December 7, 2009 change in the corporate structure making Access Plans, Inc. the parent of Alliance HealthCard, Inc. The amendment did not otherwise alter or modify the terms of Mr. Wimberley’s employment agreement which was entered into on February 28, 2007.

Access Plans, Inc.

Date: May 28, 2010	/s/ Bradley W. Denison

Bradley W. Denison
Secretary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Access Plans, Inc.

Date: May13, 2010	/s/ Brett Wimberley

Brett Wimberley
Chief Financial Officer
(Principal Financial Officer)